Exhibit 8.1
Cleary Gottlieb Steen & Hamilton llp

NEW YORK	CITY PLACE HOUSE	FRANKFURT
WASHINGTON. DC	55 BASINGHALL STREET	COLOGNE
	LONDON EC 2V 5EH	ROME

PARIS	020-7614-2200	MILAN

BRUSSELS	FACSIMILE 020-7600-1698	HONG KONG

MOSCOW	www.clearygottlieb.com	BEIJING
October 11, 2006
Deutsche Bank Aktiengesellschaft
Taunusanlage 12
D-60325 Frankfurt am Main
Germany
Deutsche Bank Capital Funding Trust VIII
Deutsche Bank Capital Funding LLC VIII
Ladies and Gentlemen:
          We have acted as special U.S. counsel to Deutsche Bank Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany (the “Bank”) and Deutsche Bank Capital Funding Trust VIII, a statutory trust organized under the laws of the State of Delaware (the “Trust”) and Deutsche Bank Capital Funding LLC VIII, a limited liability company formed under the laws of the State of Delaware (the “Company” and together with the Bank and the Trust, the “Deutsche Bank Entities”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (a) registration statement No. 333-137902 on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities, warrants, purchase contracts and units of the Bank, (ii) trust preferred securities of the Trust and company preferred securities of the Company and (iii) subordinated guarantees of the Bank (the “Subordinated Guarantees”) issued in connection with the issuance of such trust preferred securities and company preferred securities, and (b) pursuant to Rule 424(b)(2) under the Securities Act, a prospectus supplement of even date herewith (the “Prospectus Supplement”), accompanied by the prospectus included in the Registration Statement when it was filed,

CLEARY GOTTLIEB STEEN & HAMILTON LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES NUMBER OC310280. IT IS REGULATED BY THE LAW SOCIETY OF ENGLAND AND WALES. A LIST OF THE MEMBERS AND THEIR PROFESSIONAL QUALIFICATION IS OPEN TO INSPECTION AT THE REGISTERED OFFICE. CITY PLACE HOUSE, 55 BASINGHALL STREET. LONDON EC2V 5EH.
CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AN AFFILIATED ENTITY HAS AN OFFICE IN EACH OF THE CITIES LISTED ABOVE.

Deutsche Bank Aktiengesellschaft, p. 2
relating to the 6.375% Noncumulative Trust Preferred Securities (Liquidation Preference Amount $25 per Trust Preferred Security) offered by Deutsche Bank Capital Funding Trust VIII. Terms used and not defined in this opinion have the respective meanings given them in the Prospectus Supplement.
          In arriving at the opinions expressed below, we have reviewed the Registration Statement, the Prospectus Supplement, the Amended and Restated Trust Agreement including the form of Trust Preferred Securities included therein, the Amended & Restated LLC Agreement including the form of Company Preferred Securities included therein, the form of Initial Obligation and the forms of Subordinated Guarantee Agreements. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the Deutsche Bank Entities and such other instruments and other certificates of public officials, officers and representatives of the Deutsche Bank Entities and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
           Based on the foregoing, we hereby confirm to you that, subject to the assumptions, limitations and qualifications set forth in the Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations – Income from the Class B Preferred Securities,” it is our opinion that, although there is no authority directly on point and therefore the matter is not completely free from doubt, the Initial Obligation will be treated as an equity interest in the Bank and the income received by the Company in respect thereof and allocated to U.S. holders will be treated as dividends for U.S. federal income tax purposes, and will be eligible to be treated as “qualified dividends” if the Bank is a “qualified foreign corporation” (as such terms are defined in the Internal Revenue Code of 1986, as amended).
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

CLEARY GOTTLIEB STEEN & HAMILTON LLP
By	/s/ Alan S. Dunning
Alan S. Dunning, a Partner